                                                                   EXHIBIT 10.10
                                                                   -------------

                          COMMERCIALIZATION AGREEMENT


     This COMMERCIALIZATION AGREEMENT (the "Agreement"), effective as of September 26, 1997 (the "Effective Date"), is made by and between Fuso Pharmaceutical Industries, Ltd., a corporation organized under the laws of Japan, with a principal place of business at 3-11, 2-Chome, Morinomiya, Joto-ku Osaka 536 Japan and its registered head office at 7-10, 1-Chome, Doshomachi, Chuo-ku, Osaka 541 Japan ("Fuso"), and GenVec, Inc., a Delaware corporation, with a principal place of business at 12111 Parklawn Drive, Rockville, Maryland 20852 ("GenVec").

                                   BACKGROUND

     A. GenVec has expertise in the field of gene therapy and is developing novel, proprietary materials and methods for use in the treatment of human cancer.

     B. Fuso is in the business of developing manufacturing and commercializing pharmaceuticals in Japan.

     C. GenVec and Fuso desire to establish a collaborative relationship to conduct research and develop certain gene therapy products for the treatment of human cancer, which Fuso shall have the right to commercialize in the Territory (as defined below) and GenVec shall have the right to commercialize outside the Territory.

     D. GenVec and Fuso have entered into a Stock Purchase Agreement of even date herewith, pursuant to which GenVec shall sell to Fuso, and Fuso shall purchase 444,445 shares of GenVec Series E Convertible Preferred Stock. This Commercialization Agreement shall only be effective if the purchase of such stock is timely completed as set forth in the Stock Purchase Agreement.

     NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

1.   DEFINITIONS

     1.1  Incorporation by Reference.  For purposes of this Agreement, the
          --------------------------
capitalized terms used in this Agreement which are not defined herein shall have the meanings set forth in the Collaboration Agreement.


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.2  "Affiliate" shall mean any corporation or other entity which is
           ---------
directly or indirectly controlling, controlled by or under the common control of a party hereto. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

     1.3  "Collaboration Agreement" shall mean that certain Collaboration
           -----------------------
Agreement between the parties effective on even date herewith.

     1.4  "Collaboration Product" shall mean a Product Configuration developed
           ---------------------
in the Research Program intended for use in the Field which the Steering Committee has designated as such pursuant to Section 2.4 of the Collaboration Agreement.

     1.5  "Confidential Information" shall mean (i) any proprietary or
           ------------------------
confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

     1.6  "Development Plan" shall mean the written plan for development of a
           ----------------
particular Collaboration Product prepared pursuant to Section 2.4.2 of the Collaboration Agreement.

     1.7  "DFCI" shall mean the Dana Farber Cancer Institute, Inc.

     1.8  "Fuso Technology" shall mean Fuso Patent Rights and Fuso Know-How:
           ---------------

          1.8.1 "Fuso Patent Rights" shall mean (i) all patents and patent
                 ------------------
applications conceived and reduced to practice by Fuso alone, or Fuso and/or its agents (including researchers at Jikei University), in connection with the Research Program during the Research Program Term (as defined in Section 1.19 of the Collaboration Agreement), and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, in each case, which is owned or controlled, in whole or part, by license, assignment or otherwise by Fuso, to the extent Fuso has the right to license or sublicense, and subject to any limitations of such license or sublicense. For the avoidance of doubt, the Fuso Patent Rights shall not include Fuso Know-How or any *

          1.8.2 "Fuso Know-How" shall mean confidential information and
                 -------------
materials, including, but not limited to, pharmaceutical, chemical, biological and biochemical products, technical and non-technical data, and information relating to the results of tests, assays, methods and processes, and drawings, plans, diagrams, specifications and/or other documents containing said information and data, discovered, developed or acquired by Fuso alone, or Fuso and/or its agents (including researchers at Jikei University), in connection with the Research Program during the Research Program Term which Fuso has the right to license or sublicense, and subject to any limitations of such license or sublicense. For the avoidance of doubt, Fuso Know-How shall not include any Fuso Patent Rights or any *

     1.9  "Field" shall mean Gene Therapy for the treatment of human cancer *
           -----
or, in each case, any portion or derivative thereof.

     1.10 "Gene Therapy" shall mean the introduction of a gene into a person for
           ------------
therapeutic purposes (i) by in vivo introduction for incorporation into cells of such person, or (ii) by ex vivo introduction into cells for transfer into a person.

     1.11 * shall have the meaning set forth in Section 7.1.2 below.

     1.12 "GenVec Technology" shall mean GenVec Patent Rights, GenVec Know-How
           -----------------
and *

          1.12.1  "GenVec Patent Rights" shall mean (i) all patents and patent
                   --------------------
applications listed on Exhibit A hereto, or conceived and reduced to practice by GenVec alone, or GenVec and/or its agents (including researchers at DFCI) in connection with the Research Program during the Research Program Term, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, in each case, which is owned or controlled, in whole or part, by license, assignment or otherwise by GenVec, to the extent GenVec has the right to license or sublicense, and subject to any limitations of such license or sublicense. For the avoidance of doubt, the GenVec Patent Rights shall not include GenVec Know-How.

          1.12.2  "GenVec Know-How" shall mean confidential information and
                   ---------------
materials, including, but not limited to, pharmaceutical, chemical, biological and biochemical products, technical and non-technical data, and information relating to the results of tests, assays, methods and processes, and drawings, plans, diagrams, specifications and/or other documents containing said information and data, discovered, developed or acquired by GenVec alone, or GenVec and/or its agents (including researchers at DFCI), in connection with the Research Program during the Research Program Term, which GenVec has the right to license or sublicense, and subject to any limitations of such license or sublicense. For the avoidance of doubt, GenVec Know-How shall not include any GenVec Patent Rights.

     1.13 "Joint Technology" shall mean the Joint Patent Rights and Joint Know-
           ----------------
How.

          1.13.1  "Joint Patent Rights" shall mean (i) all patents and patent
                   -------------------
applications conceived and reduced to practice jointly by Fuso (or its agents, including researchers at Jikei University) and GenVec (or its agents, including researchers at DFCI) in connection with the Research Program during the Research Program Term and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing. For the avoidance of doubt, the Joint Patent Rights shall not include the Joint Know-How or any *

          1.13.2  "Joint Know-How" shall mean confidential information and
                   --------------
materials, including, but not limited to, pharmaceutical, chemical, biological and biochemical products, technical and non-technical data, and information relating to the results of tests, assays, methods and processes, and drawings, plans, diagrams, specifications and/or other documents containing said information and data, discovered, developed or acquired jointly by Fuso (or its agents, including researchers at Jikei University), and GenVec (or its agents, including researchers at DFCI in connection with the Research Program during the Research Program Term. For the avoidance of doubt, the Joint Know-How shall not include the Joint Patent Rights or any *

     1.14 "MHW" shall mean the Japanese Ministry of Health and Welfare, or any
           ---
corresponding foreign registration or foreign regulatory authority in the Territory.

     1.15 "Net Sales" shall mean the gross revenue accrued by Fuso or its
           ---------
Affiliates or Sublicensees for all Collaboration Products sold by Fuso and its Affiliates and Sublicenses in arm's length sales to bona fide independent third parties, and for any and all services related to the Collaboration Products performed by or on behalf of Fuso or its Affiliates and Sublicensees, less to the extent included in the invoice price: (1) ordinary and customary trade discounts actually allowed; (2) credits, rebates and returns (including, but not limited to, wholesaler and retailer returns); (3) freight, postage and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business, and (4) excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business. Net Sales shall also include the fair market value of all other consideration received by Fuso or its Affiliates or permitted Sublicensees in respect of any grant of rights to make, use, sell or otherwise distribute Collaboration Products, whether such consideration is in cash payment in kind, exchange or another form.

In the case of discounts on "bundles" of products or services which include Collaboration Products, Fuso may with notice to GenVec discount the bona fide list price of a Collaboration Product by the average percentage discount of all products of Fuso and/or its Affiliates or Sublicensees in a particular "bundle", calculated as follows:

[eszett] Average percentage
[eszett] discount on a
[eszett] particular "bundle"

where A equals the total discounted price of a particular "bundle" of products, and B equals the sum of the undiscounted bona fide list prices of each unit of every product in such "bundle".

Fuso shall provide GenVec documentation, reasonably acceptable to GenVec, establishing such average discount with respect to each "bundle". If Fuso cannot so establish the average discount of a "bundle", Net Sales shall be based on the undiscounted list price of the Collaboration Product in the "bundle". If a Collaboration Product in a "bundle" is not sold separately and no bona fide list price exists for such Collaboration Product, the parties shall negotiate in good faith an imputed list price for such Collaboration Product and Net Sales with respect thereto shall be based on such imputed list price.

     1.16  "Product Configuration" shall mean any potential product for use in
            ---------------------
the Field containing a combination of one or more genes (or fragments thereof and other elements (e.g., a gene delivery vehicle and/or a gene expression cassette).

     1.17  "Product License Application" or "PLA" shall mean the Japanese
            ---------------------------      ---
equivalent of a Product License Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, and any corresponding foreign application, registration or certification in the Territory.

     1.18  "Steering Committee" shall have the meaning set forth in Section 2.2
            ------------------
in the Collaboration Agreement.

     1.19  "Sublicensee" shall mean a third party to whom Fuso has granted a
            -----------
license or sublicense under the GenVec Technology or Joint Technology to make, use and/or sell a Collaboration Product subject to Section 2.2 below. As used in this Agreement, Sublicensee shall also include a third party to whom Fuso has granted the right to distribute the Collaboration Product, provided that such third party has the responsibility for marketing and/or promotion of the Collaboration Product within the territory for which such distribution rights are granted. For the avoidance of doubt, wholesellers or retailers who do not take such responsibility shall not be deemed as Sublicensees. Further, Contract Manufacturers set forth in Section 2.2.2 shall not be included in Sublicensees.

     1.20  "Territory" shall mean Japan, and, where the option set forth in
            ---------
Section 5.2.1 is exercised by Fuso, Korea and/or Taiwan, as the case may be. "Retained Territory" shall mean, on a Collaboration Product-by-Collaboration
-------------------
Product basis, Japan, Korea and Taiwan until the earlier of (i) Fuso exercises its option with respect to a particular Collaboration Product, or (ii) the applicable option period expires, and thereafter shall have the same meaning as Territory with regard to such Collaboration Product.

     1.21  "Valid Claim" shall mean a claim of a pending patent application or a
            -----------
claim of an issued and unexpired patent within the GenVec Technology or Joint Patent Rights which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction in an unappealed or unappealable decision and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; provided, however, that if the holding of such court or agency is later reversed by a court or agency with appropriate authority, the claim shall be reinstated as a Valid Claim with respect to Net Sales accruing after the date of such reversal.

2.   LICENSE GRANTS

     2.1  Commercialization Licenses to Fuso.  Subject to the terms and
          ----------------------------------
conditions of this Agreement, GenVec hereby grants to Fuso an exclusive, royalty-bearing license under the GenVec Technology and GenVec's interest in the Joint Technology, to make (subject to Article 6), have made (subject to Section 2.2.2) use, sell and otherwise commercialize Collaboration Products for all uses in the Field in the Territory.

     2.2  Sublicenses and Contract Manufacturing.
          --------------------------------------

          2.2.1 Sublicensees. Fuso may sublicense the rights to make, use and/or
                ------------
sell granted in Section 2.1 to third parties, with the prior written consent of GenVec, which consent shall not be unreasonably withheld. Fuso may sublicense the rights granted in Section 2.1 to make Collaboration Products to Affiliates of Fuso without the consent of GenVec, and such sublicense shall remain in effect so long as such party remains an Affiliate of Fuso. Each sublicense granted by Fuso shall be consistent with all the terms and conditions of this Agreement. Fuso shall remain responsible to GenVec for all of each such Sublicensee's applicable financial and other obligations under this Agreement.

          2.2.2 Contract Manufacturing. Subject to Article 6, Fuso may have
                ----------------------
Collaboration Products made by a third party contract manufacturer ("Contract Manufacturer") that will sell the Collaboration Products produced by it only to Fuso, its Affiliates or permitted Sublicensees; provided that (i) such Contract Manufacturers agree in writing to be bound by the confidentiality obligations set forth in Article 9 hereof as if they were a party to this Agreement, (ii) Fuso shall notify the name and financial strength of each Contract Manufacturer to GenVec prior to the commencement of the contract manufacturing, and (iii) Fuso shall remain responsible to GenVec for any failure by Contract Manufacturers to conform to such obligation.

     2.3  Other Licenses.
          --------------

          2.3.1  Gene Therapy Technology.  In the event that Fuso desires to
                 -----------------------
acquire a license under Gene Therapy Technology for commercial applications in the Territory, Fuso shall notify GenVec, and the parties agree to negotiate in good faith for a period of ninety (90) days, or such longer period as the parties may agree, the terms and conditions on which GenVec would grant such a license to Fuso; provided, however, in no event shall GenVec be obligated to negotiate or grant a license for any commercial application(s) which might compete with the business interests of GenVec or its Affiliates.

          2.3.2 Fuso Technology.  Subject to the provisions of Section 7.1.2
                ---------------
below, Fuso hereby grants to GenVec the following licenses under the Fuso Technology and Fuso's interest in the Joint Technology:

                (a) a non-exclusive, royalty-free license to make, have made, use, sell and otherwise commercialize Collaboration Products, in the Field, outside the applicable Retained Territory; and

                (b) an exclusive, royalty-free license, subject to Section 5.5.2 below, to make, have made, use, sell and otherwise commercialize Collaboration Products outside the Field, in and outside the applicable Retained Territory; and

                (c) an exclusive, royalty-bearing license to make, have made, use, sell and otherwise commercialize products other than Collaboration Products both in and outside the Field and the applicable Retained Territory. The financial obligations due Fuso with respect to such license shall be negotiated in good faith by the parties; provided, in the event the parties are unable to agree, such terms shall be established pursuant to Article 12.

          2.3.3 GenVec may sublicense the rights granted in Section 2.3.2 to third parties, with the prior written consent of Fuso, which consent shall not be unreasonably withheld. GenVec may sublicense the right granted in Section
2.3.2 to make Collaboration Products to Affiliates of GenVec without such consent of GenVec. Each sublicense granted by GenVec shall be consistent with all the terms and conditions of this Agreement and no Sublicensee may grant further sublicenses without the prior written consent of GenVec. GenVec shall remain responsible to Fuso for all of each such sublicensee's applicable financial and other obligations under this Agreement.

     2.4  Covenant Not to Sue.  In partial consideration for the grant of rights
          -------------------
hereunder, Fuso agrees not to enforce against GenVec or its Affiliates any patent right owned or controlled by Fuso or its Affiliates during the term of this Agreement that GenVec or its Affiliates may infringe in practicing the inventions claimed in the GenVec Patent Rights.

     2.5  Retained Rights.  It is understood and agreed that GenVec shall retain
          ---------------
the exclusive right (i) to make, have made, use, sell and otherwise commercialize the Collaboration Products for all uses within the Field outside the applicable Retained Territory; (ii) subject to Sections 2.4.3, 2.4.4, and
2.4.5 of the Collaboration Agreement to make, have made, use, sell and otherwise commercialize the Collaboration Products for use outside the Field, both in and outside the applicable Retained Territory; (iii) to make, have made, use and sell Collaboration Products to Fuso in connection with the activities conducted by GenVec pursuant to this Agreement, unless and until Fuso assumes manufacture of the Collaboration Products pursuant to Article 6, and (iv) to practice any method, process or procedure within, and otherwise develop, exploit and/or commercialize the *

     2.6  No Implied Licenses.  Fuso acknowledges that the licenses granted by
          -------------------
GenVec in Section 2.1 are limited to the Field and the applicable Retained Territory. No rights or licenses with respect to the GenVec Technology or the Fuso Technology or other intellectual property owned by GenVec or Fuso are granted or shall be deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement or the Collaboration Agreement.

3.   PAYMENTS

     3.1  Royalties.
          ---------

          3.1.1 Royalties on Net Sales.  In partial consideration of the rights
                ----------------------
granted hereunder, Fuso shall pay running royalties to GenVec equal to * of Net Sales of Collaboration Products by Fuso and its Affiliates or Sublicensees.

          3.1.2 Single Royalty; Non-Royalty Sales.  No royalty shall be payable
                ---------------------------------
under Section 3.1 above with respect to sales of the Collaboration Product among Fuso, its Affiliates and Sublicensees for resale. In no event shall more than one such royalty be due GenVec hereunder with respect to any Collaboration Product.

          3.1.3 Royalty Term. The obligation of Fuso to pay royalties under this
                ------------
Article 3 shall continue for each Collaboration Product on a Collaboration Product-by-Collaboration Product and country-by-country basis, until the later of (i) such time as there are no Valid Claims covering the manufacture, sale or use of such Collaboration Product in such country, or (ii) ten (10) years from the first commercial sale of such Collaboration Product in such country.

          3.1.4 Minimum Royalty.  It is understood and agreed that regardless of
                ---------------
any offsets to which Fuso is entitled, the royalty payments made to GenVec under
Section 3.1 in any quarter shall not be less than * of Net Sales of Collaboration Products by Fuso and its Affiliates and Sublicensees in the applicable quarter.

          3.1.5 Third Party Royalties.  Except as provided in Section 2.3.2 of
                ---------------------
the Collaboration Agreement, Fuso shall be responsible for the payment of any royalties, license fees and milestone and other payments due to third parties under licenses or similar agreements necessary for the manufacture, use or sale of Collaboration Products in the Territory. * of any such royalty payments due third parties in any quarter against *

     3.2  Initial Payments.  Within thirty (30) days following the first
          ----------------
occurrence in * of * with respect to each Collaboration Product, Fuso shall pay to * Fuso shall promptly notify GenVec upon the achievement of the foregoing milestone with respect to each Collaboration Product.

4.   PAYMENTS; BOOKS AND RECORDS

     4.1  Royalty Reports and Payments.  After the first commercial sale by Fuso
          ----------------------------
or its Affiliates or Sublicensees of a Collaboration Product for which royalties are payable under Article 3, Fuso shall make quarterly written reports to GenVec within thirty (30) days after the end of each calendar quarter, stating in each such report, by country, the number, description and aggregate Net

Sales of such Collaboration Product sold during the calendar quarter. Simultaneously with the delivery of each such report, Fuso shall pay to GenVec the total royalties, if any, due to GenVec for the period of such report. If no royalties are due, Fuso shall so report.

     4.2  Payment Method; Late Payments.  All amounts due GenVec hereunder shall
          -----------------------------
be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by GenVec. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of prime rate as reported by the Chase Manhattan Bank, New York, plus * per year, or the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

     4.3  Currency Conversion.  If any other currency conversion shall be
          -------------------
required in connection with the calculation of royalties hereunder, such conversion shall be made using the exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions for buying U.S. dollars, as reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.


     4.4  Records; Inspection.  Fuso and its Affiliates shall keep (and cause
          -------------------
its Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under Article
3. Such books and records shall be kept reasonably accessible for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by a representative or agent of GenVec for the purpose of verifying the royalty statements. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by Fuso and GenVec. GenVec's representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. GenVec shall bear the costs and expenses of inspections conducted under this Section 4.4 unless a variation or error producing an underpayment in royalties payable exceeding * of the amount payable for any quarter is established in the course of any such inspection, whereupon all costs relating to the inspection and any unpaid amounts that are discovered will be paid by Fuso, together with interest on such unpaid amounts at the rate specified in Section 4.2 above.

     4.5  Withholding Taxes.
          -----------------

          4.5.1 Royalties.  Any payments due GenVec by pursuant to Section 3.1
                ---------
above shall be made after deduction for any withholding taxes or similar governmental charge ("Withholding Tax") due thereon. Fuso shall provide GenVec a certificate evidencing payment of any such Withholding Taxes. Notwithstanding the foregoing, if such payments by GenVec would reduce the royalty received by GenVec on any Net Sales below * (after such withholding or other governmental charge), then Fuso shall pay to GenVec any such additional amounts as may be necessary to provide GenVec a royalty of no less than * on such Net Sales (after such withholding or other governmental charge). In such event, if GenVec receives a tax credit from the U.S. Government for any such additional payments, then GenVec shall promptly notify Fuso and reimburse Fuso for such amount. GenVec agrees to use reasonable efforts to obtain any available tax credit.

          4.5.2 Milestones.  All payments required to be made to GenVec pursuant
                ----------
to Section 3.2 shall be made after deduction for any withholding taxes or similar governmental charge required by applicable law. Fuso shall promptly inform GenVec of the amount and basis of any such deduction, and provide GenVec a certificate evidencing payment of any such Withholding Taxes.

     4.6  Sales Taxes.  Any sales taxes (such as consumption tax or value added
          -----------
tax), use taxes, transfer taxes, duties or similar governmental charges required to be paid in connection with the transfer to Fuso of any Collaboration Products manufactured by GenVec hereunder shall be the sole responsibility of Fuso. In the event that GenVec is required to pay any such amounts, Fuso shall promptly remit payment to GenVec of such amounts.

5.   COMMERCIALIZATION

     5.1  Collaboration Product Development by Fuso.  Except as expressly
          -----------------------------------------
provided otherwise in this Agreement, Fuso shall be responsible for all costs of conducting development of Collaboration Product(s) in the Territory in accordance with the applicable Development Plan(s), including, without limitation expenses incurred in conducting clinical trials (e.g., clinical trials in the Territory, and clinical trials conducted outside the Territory which provide data for regulatory approvals in the Territory). In addition, Fuso shall be responsible, at its sole expense, for all commercialization of such Collaboration Product(s) in the Field in the Territory so long as Fuso retains rights thereto under this Agreement. During the term of this Agreement, Fuso shall keep GenVec fully informed of its activities subject to this Agreement and, in addition, on or before January 31 of each year, Fuso shall provide GenVec with a written report detailing such events and activities. When a registration package requesting approval for commercial sale of any Collaboration Product is first filed in any country within the Territory, and when approval is received therefore, Fuso will immediately notify GenVec in writing.

     5.2  Due Diligence.
          -------------

          5.2.1 Option.  Fuso shall have the option to add both or either of
                ------
Korea and Taiwan to the Territory by notice to GenVec identifying the pertinent country(ies) and Collaboration Product. Such option must be exercised with respect to a particular Collaboration Product no later than the first anniversary of the initiation of the first Phase II clinical trials of such Collaboration Product in Japan. If Fuso fails to exercise such option with respect to a particular Collaboration Product within the applicable period, or Fuso's rights terminate in Japan with respect to a particular Collaboration Product prior to the date that Fuso exercises its option for such Collaboration Product, then Fuso shall lose its option with respect to such Collaboration Product in Korea and Taiwan.

          5.2  Reasonable Efforts.  Fuso shall use all reasonable efforts to:
               ------------------
(i) obtain regulatory approvals to market Collaboration Product(s) in each country the Territory, and (ii) after obtaining regulatory approvals for such Collaboration Product(s), launch such Collaboration

Product(s) in each country in the Territory. Upon the launching of such Collaboration Product(s), Fuso shall use reasonable efforts to promote and meet the market demand therefor in the respective country(ies). In connection therewith, Fuso shall use efforts not less than those efforts Fuso makes with respect to its own pharmaceutical products of comparable commercial potential, stage of development and patent protection.

          5.2.3 Lack of Diligence.  In the event that Fuso fails to use
                -----------------
reasonable efforts to exercise its diligence obligations under Section 5.2.2 with respect to a particular Collaboration Product as to a particular country of the Territory, GenVec may terminate this Agreement with respect to such Collaboration Product as to such country in accordance with Section 11.2. In such event, GenVec shall thereafter have the exclusive rights to commercialize such Collaboration Product in the said country, alone or with third parties.


          5.2.4 Licenses.  In the event that any of Fuso's rights terminate with
                --------
respect to a particular Collaboration Product pursuant to Section 5.2.3 above, at GenVec's request, Fuso shall grant to GenVec an exclusive (even as to Fuso), fully-paid, royalty-free license, with the right to sublicense, under Fuso's interest in any Joint Technology and Fuso Technology necessary or useful to make, have made, import, use, offer for sale, sell and otherwise commercialize such Collaboration Products in the Field in the said country.

     5.3  Regulatory Filings.
          ------------------

          5.3.1 Use of Documents. Each party and its Affiliates, and, subject to
                ----------------
such party's obligations to third parties, its sublicensees, shall have the right free of charge to refer to, access, cross reference, and use documents relating to each Collaboration Product filed by a party or its Affiliates, its licensees or Sublicensees with regulatory entities with respect to activities conducted in connection with the Research Program, * and other supporting information, and any written communications *

          5.3.2 Outside the Research Program.  Subject to its obligations to
                ----------------------------
third parties, each party and its Affiliates and sublicensees, may in exchange for reasonable consideration to be agreed by the parties, obtain the right to refer to, access, cross reference, and use documents filed with regulatory entities relating to each Collaboration Product, filed by a party or its Affiliates or Sublicensees in agreed jurisdictions, with respect to activities conducted outside the Research Program, *

     5.4  No Other *.  Except as specifically provided in this Agreement or
          ----------
otherwise agreed in writing, neither Fuso nor its Affiliates or Sublicensees shall commercialize any * studied in the Research Program, except as a Collaboration Product in accordance with this Agreement, which is identical or substantially similar to a Product Configuration studied in the Research Program. As used herein, "substantially similar" shall mean a *

     5.5  GenVec Commercialization.
          ------------------------

          5.5.1 GenVec Responsibilities.  Subject to Sections 2.3.1(b) and 2.4.2
                -----------------------
of the Collaboration Agreement, GenVec shall be responsible, at its sole expense, for conducting all development of any Collaboration Product outside the Field, both in and outside the Territory (including, without limitation, clinical trials), and all commercialization of such Collaboration Product outside the Field, both in and outside the Territory.

          5.5.2 Competing Products.  During the term of this Agreement, GenVec
                ------------------
agrees that it shall not directly or indirectly develop or commercialize in the Retained Territory any * identical or substantially similar to a Product Configuration studied by the parties in the Research Program which GenVec knows or reasonably should know would compete with or be a substitute for a Collaboration Product being commercialized by Fuso or its Affiliates or Sublicensees. As used herein, "substantially similar" shall mean a product which *

     5.6  Limits on Competing Products.  During the term of this Agreement, Fuso
          ----------------------------
shall not directly or indirectly develop, manufacture, market, sell, or otherwise distribute any * or components within the Field in the applicable Retained Territory, which could compete with the Collaboration Products or appoint or license any third party to develop, market, sell, or otherwise distribute any such * or components which could compete with Collaboration Products during the term of this Agreement. Fuso further agrees that, during the term of this Agreement, it shall not, directly or indirectly, develop, manufacture or commercialize in and/or outside the Territory (except as a Collaboration Product pursuant to this Agreement) * identical or substantially similar to a Product Configuration studied by the parties in the Research Program. As used herein, "substantially similar" shall mean *

     5.7  Acknowledgment.  It is understood and agreed that the provisions of
          --------------
Sections 2.4.3, 2.4.4 and 2.4.5 of the Collaboration Agreement establish certain limits on the development and commercialization activities of the parties with respect to certain Product Configurations and Gene Therapy products.

     5.8  iNOS Products.  Notwithstanding any other provision of this Agreement
          -------------
or the Collaboration Agreement, GenVec may develop and commercialize Gene Therapy products containing the iNOS gene (or a fragment or derivative thereof) for the treatment of cardiovascular disease or other non-cancer indications, itself or with third parties. If GenVec or such third party reasonably believes that the commercialization of a Collaboration Product containing the iNOS gene (or a fragment or derivative thereof) or use in the Field may compete with or adversely affect the sales of such a product, Fuso may not develop or commercialize such a Collaboration Product without the prior written consent of GenVec or a licensee of GenVec with rights to such product, which consent shall not be unreasonably withheld.

6.   MANUFACTURING RIGHTS

     6.1  Manufacture by Fuso.
          -------------------

          6.1.1 Clinical Trials in the Territory.  Fuso shall have the first
                --------------------------------
right, but not the obligation to manufacture Collaboration Products for use in clinical trials and commercials sales in the Territory, on a Collaboration Product-by-Collaboration Product basis, subject to GenVec's approval not to be unreasonably withheld. GenVec's decision to approve or disapprove manufacturing by Fuso shall be based on Fuso's ability to manufacture the applicable Collaboration Product and/or the period Fuso may require to establish an approved manufacturing facility. If Fuso elects not to manufacture such Collaboration Products, or GenVec does not approve of manufacture of such Collaboration Product by Fuso, GenVec shall have the first right, but not the obligation to manufacture Collaboration Products for use in clinical trials and commercial sales in the Territory, on a Collaboration Product-by-Collaboration Product basis, subject to Fuso's approval, not to be unreasonably withheld. Fuso's decision to approve or disapprove manufacturing by GenVec shall be based on GenVec's ability to cost effectively manufacture the applicable Collaboration Product. In the event that GenVec declines to manufacture a particular Collaboration Product, or Fuso does not approve of the manufacture of such Collaboration Product by GenVec, then, subject to Section 6.1.2, Fuso may select a third party contract manufacturer ("Contract Manufacturer"), reasonably acceptable to GenVec, to manufacture such Collaboration Product.

          6.1.2 Contract Manufacturing.  If Fuso has Collaboration Products
                ----------------------
manufactured by a Contract Manufacturer pursuant to Section 6.1.1 above, it will require that such Contract Manufacturer sell the Collaboration Products produced by it only to Fuso, its Affiliates or permitted Sublicensees. In addition (i) such Contract Manufacturers shall agree in writing to be bound by the confidentiality obligations set forth in Article 9 hereof as if they were a party to this Agreement, (ii) Fuso shall notify the name and financial strength of each Contract Manufacturer to GenVec prior to the commencement of the contract manufacturing, and (iii) Fuso shall remain responsible to GenVec for any failure by Contract Manufacturers to conform to such obligation.

          6.1.3 Transfer of Manufacturing Know-How.  If Fuso manufactures
                ----------------------------------
Collaboration Products pursuant to Section 6.1.1 above, the parties shall negotiate in good faith the compensation to be paid to GenVec for the transfer of process development and manufacturing know-how, and shall cooperate with each other in order that Fuso may initiate manufacture of the Collaboration Product as soon as practicable; provided, GenVec shall not be obligated to transfer any manufacturing knowhow which is subject to a contractual obligation with a third party.

          6.1.4 Supply Agreement.  If Fuso purchases Collaboration Products from
                ----------------
GenVec pursuant to Section 6.1.1, the parties shall promptly negotiate in good faith the terms of a Supply Agreement which shall set forth the terms and conditions of such supply. In the event the parties fail to enter into a written Supply Agreement within six (6) months from the date that Fuso provides GenVec notice of its wish to enter into such a Supply Agreement, or such longer period as the parties may agree, then GenVec shall have no obligation to manufacture the Collaboration Products for commercialization.

          6.1.5 Supply to GenVec.  At GenVec's request, Fuso shall, at its
                ----------------
option, supply Collaboration Products to GenVec for use outside the Field and/or outside the Territory, on terms to be agreed in good faith by the parties.

          6.1.6 Other GenVec Collaboration Products.  At GenVec's request, the
                -----------------------------------
parties agree to conduct good faith negotiations regarding the appointment of Fuso by GenVec as a contract manufacturer of other agreed GenVec products; provided, however that GenVec shall be under no obligation to appoint Fuso as its contract manufacturer, and Fuso shall be under no obligation to accept such appointment, unless the parties mutually agree on terms and conditions governing such appointment.

     6.2  Fuso Responsibilities.  If Fuso undertakes to manufacture the
          ---------------------
Collaboration Product, Fuso shall be responsible for all costs and liabilities associated therewith. All Collaboration Products manufactured by or on behalf of Fuso will conform with all MHW regulations and all applicable foreign laws and regulations. Fuso shall keep GenVec fully informed of the Collaboration Product manufacturing procedures and developments relating thereto and GenVec shall have the right on reasonable prior notice to visit the manufacturing facility during ordinary business hours and review any relevant records relating to Collaboration Product manufacture (excluding records relating to the manufacturer's own proprietary manufacturing processes).

     6.3  Post Termination Manufacturing.  Following the termination of this
          ------------------------------
Agreement due to the expiration of Fuso's royalty obligations in all countries in the Territory pursuant to Section 11.1 due to completion of the full payment term, Fuso shall have the right to make and have made Collaboration Products.

7.   INTELLECTUAL PROPERTY

     7.1  Ownership of Inventions.
          -----------------------

          7.1.1 Research Program Technology. Subject to Section 7.1.2 below, (i)
                ---------------------------
title to all inventions and intellectual property made solely by GenVec employees or its agents (including researchers at DFCI) in connection with the Research Program without inventive contribution by Fuso employees or its agents shall be owned by GenVec; (ii) title to all inventions and intellectual property made solely by Fuso employees or its agents (including researchers at Jikei University) in connection with the Research Program without inventive contribution by GenVec employees or its agents shall be owned by Fuso; and (iii) title to all inventions and intellectual property made jointly by employees or the agents of Fuso and GenVec in connection with the Research Program, shall be jointly owned by GenVec and Fuso.

          7.1.2 *.  Notwithstanding Section 7.1.1 above, Title to all inventions
                -
and intellectual property which relates to * made solely by GenVec employees or its agents (including researchers at DFCI) or jointly by employees or the agents of Fuso and GenVec in connection with the Research Program (in each case, * shall be owned by GenVec. Fuso hereby assigns to GenVec all its right, title and interest it may otherwise hold in or to such * and any patent applications or patents relating thereto. Fuso shall, at the request of GenVec, execute, and deliver or cause to be delivered, all such consents, documents or further instruments of assignment or transfer, and take or cause to be taken all such actions GenVec reasonably deems necessary or desirable in order for GenVec to obtain the full benefits of the assignment herein.

          7.1.3 Inventorship. Inventorship and rights of ownership of inventions
                ------------
and other intellectual property rights conceived and/or reduced to practice in connection with the Research Program shall be determined in accordance with the patent and other intellectual property laws of the United States or Maryland, as applicable, as long as the laws of the Territory permit application of such laws. Subject to the licenses granted in Article 2, except as expressly provided in this Agreement, it is understood that neither party shall have any obligation to account to the other for profits, or to obtain any approval of the other party to license or exploit a joint invention for applications outside of the Field by reason of joint ownership of any such intellectual property.

     7.2  Patent Prosecution
          ------------------

          7.2.1 Sole Inventions.  Fuso or GenVec, as the case may be, shall, be
                ---------------
responsible for preparing, filing, prosecuting and maintaining of the patent applications and patents, solely owned by it, worldwide in such countries as it deems appropriate, and conducting any interferences, reexaminations, reissues, oppositions or requests for patent term extensions relating to the Fuso Technology or GenVec Technology (respectively), using counsel of its choice, at its expense; provided, such expenses may be included in the Research Program funding described in Section 2.3 of the Collaboration Agreement.

          7.2.2 Joint Patent Rights.
                -------------------

                (a) The parties will cooperate to file, prosecute and maintain patent applications covering the Joint Invention(s) in the United States, European Union (in Europe through a European Patent Convention application) and Japan (collectively, the "Core Countries") and other countries agreed by the parties. The parties shall agree which party shall be responsible for conducting such activities with respect to a particular Joint Invention. The party conducting such activities shall keep the other party fully informed as to the status of such patent matters, including, without limitation, by providing the other party the opportunity, at the other party's expense, to review and comment on any documents relating to the Joint Invention which will be filed in any patent office at least thirty (30) days before such filing, and promptly providing the other party copies of any documents relating to Joint Invention which the party conducting such activities receives from such patent offices, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions. The parties will share equally all expenses and fees associated with the filing, prosecution, issuance and maintenance of any patent application and resulting patent for a Joint Invention in the Core Countries and other agreed countries and such amounts shall be included within the Research Program funding described in Section 2.3 of the Collaboration Agreement.

          (b) In the event that either party wishes to seek patent protection with respect to any Joint Invention outside the Core Countries, it shall notify the other party hereto. If both parties wish to seek patent protection with respect to such Joint Invention in such country or countries, activities shall be subject to Section 7.2.2(a) above. If only one party wishes to seek patent protection with respect to such Joint Invention in such country or countries, it may file, prosecute and maintain patent applications and patents with respect thereto, at its own expense. In any such case, the party declining to participate in such activities shall not grant any third party a license under its interest in the applicable Joint Invention in the applicable country or countries without the prior written consent of the other party.

     7.3  Enforcement.
          -----------

          7.3.1 Solely Owned Technology.  Subject to 7.3.2 below, in the event
                -----------------------
that any GenVec Technology or Fuso Technology (in this Section, both referred to as "Technology") necessary for manufacture, use and sale of a Collaboration Product is infringed or misappropriated by a third party in any country in the Territory, or is subject to a declaratory judgment action arising from such infringement in such country, Fuso or GenVec, as the case may be, shall promptly notify the other party hereto. The party which owns or controls such Technology (the "Owner") shall have the initial right (but not the obligation) to enforce such Technology, or defend any declaratory judgment action with respect thereto, at its expense. In the event that the Owner fails to initiate a suit to enforce such Technology against a commercially significant infringement in the Field by a third party in any jurisdiction in the Territory within * of a request by the other party (the "Licensee") to do so, Licensee may, subject to the Owner's agreements with third parties, initiate such suit in the name of the Owner of such Technology against such infringement, at the expense of such Licensee. The party involved in any such claim, suit or proceeding, shall keep the other party hereto reasonably informed of the progress of any such claim, suit or proceeding. Any recovery by such party received as a result of any such claim, suit or proceeding shall be used first to reimburse such party for all expenses (including attorneys and professional fees) incurred in connection with such claim, suit or proceeding and if the party initiating the suit was the owner of the subject Technology, all of the remainder shall be retained by such owner, and if the party initiating the suit is the Licensee, * of the remainder shall be paid to the owner of the subject Technology and * retained by the Licensee.

          7.3.2 Jointly Owned Technology.  Notwithstanding 7.3.1 above, in the
                ------------------------
event that any technology that is jointly owned by GenVec and Fuso under Section
7.1 of this Agreement is infringed or misappropriated by a third party, Fuso and GenVec shall discuss whether, and, if so, how, to enforce such Joint Technology or defend such Joint Technology in an infringement action, declaratory judgment or other proceeding. In the event only one party wishes to participate in such proceeding, it shall have the right to proceed alone, at its expense, and may retain any recovery; provided, at the request and expense of the participating party, the other party agrees to cooperate and join in any proceedings in the event that a third party asserts that the co-owner of such Joint Invention is necessary or indispensable to such proceedings.

     7.4  Infringement Claims.  If the manufacture, sale or use of any
          -------------------
Collaboration Product in the Territory pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against GenVec or Fuso, such party shall promptly notify the other party hereto. If Fuso is not named as a party in such a claim, suit or proceeding, Fuso may, at its own expense and through counsel of its own choice, seek leave to intervene in such claim, suit or proceeding. GenVec agrees not to oppose such intervention. If Fuso, and not GenVec, is named as a party to such claim, suit or proceeding, Fuso shall have the right to control the defense and settlement of such claim, suit or proceeding, at its own expense, using counsel of its own choice, however GenVec, at its own expense and through counsel of its own choice, may seek to intervene if the claim, suit or proceeding relates to the commercialization of the Collaboration Product in the Field, and in such event, Fuso agrees not to oppose such intervention. If Fuso is named as a party and GenVec shall, at any time, tender its defense to Fuso, then Fuso shall defend GenVec in such claim, suit or proceeding, at Fuso's own expense and through counsel of its own choice, and Fuso shall control the defense and settlement of any such claim, suit or proceeding; provided, Fuso shall not enter into any agreement which makes any admission regarding (i) wrongdoing on the part GenVec, or (ii) the invalidity, unenforceability or absence of infringement of any GenVec Patent Rights or patent claiming a Joint Invention, without the prior written consent of GenVec, which consent shall not be unreasonably withheld. The parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

8.   REPRESENTATIONS AND WARRANTIES

     8.1  Warranties.
          ----------

          8.1.1 GenVec.  GenVec warrants and represents to Fuso that (i) it has
                ------
the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; (ii) as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to the GenVec Technology or its right to enter into and perform its obligations under this Agreement and (iii) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to GenVec Technology or Joint Technology, or any portion thereof, which are in conflict with the rights or licenses granted under this Agreement.

          8.1.2 Fuso. Fuso warrants and represents to GenVec that (i) it has the
                ----
full right and authority to enter into this Agreement, and (ii) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to Fuso Technology or Joint Technology, or any portion thereof, which are in conflict with the rights or licenses granted under this Agreement.

     8.2  Effect of Representations and Warranties.  It is understood that if
          ----------------------------------------
the representations and warranties under this Article 8 are not true and accurate and GenVec or Fuso incurs liabilities, costs or other expenses as a result of such falsity, GenVec or Fuso, as the case may be, shall indemnify, defend and hold the other party harmless from and against any such liabilities, costs or expenses incurred, provided that the indemnifying party receives prompt notice of any claim against GenVec or Fuso, as the case maybe, resulting from or related to such falsity, the cooperation of the indemnified party, as requested in connection with any such claim, and the sole right to control the defense or settlement thereof.

     8.3  Disclaimer of Warranties.  GENVEC AND FUSO EXPRESSLY DISCLAIM ANY
          ------------------------
WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE CONFIDENTIAL INFORMATION, OR FUSO TECHNOLOGY OR GENVEC TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF FUSO TECHNOLOGY OR GENVEC TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9.   CONFIDENTIALITY

     9.1  Confidential Information.  Except as expressly provided herein, the
          ------------------------
parties agree that, for the term of this Agreement and for * years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

          (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

          (d) was independently developed by the receiving party without reference to any information or materials disclosed by the disclosing party; or

          (e) was subsequently disclosed to the receiving party by a person other than a party without breach of any legal obligation to the disclosing party.

     9.2  Permitted Disclosures.  Each party hereto may disclose the other's
          ---------------------
Confidential Information to the extent such disclosure is reasonably necessary in connection with the conduct of the Research Program activities to be conducted at DFCI or Jikei University (or any other academic institution approved by the Steering Committee), in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, *, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

     9.3  Non-Disclosure.  Each of the parties hereto agrees not to disclose to
          --------------
any third party the financial terms of this Agreement without the prior written consent of each other party hereto, except to advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Without limitation upon any provision of this Agreement, each of the parties hereto shall be responsible for the observance by its employees of the foregoing confidentiality obligations. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement; thereafter, GenVec and Fuso may each disclose to third parties the information contained in such press release and Q&A without the need for further approval by the other.

10.  INDEMNIFICATION

     10.1 Indemnification of Fuso.  GenVec shall indemnify Fuso and its
          -----------------------
Affiliates, and their respective directors, officers, employees, agents and counsel, and the successors and assigns of the foregoing (the "Fuso Indemnitees"), harmless from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a third party against a Fuso Indemnitee, arising from or occurring as a result of; (i) GenVec's conduct of the Research Program,
(ii) the development, manufacture, marketing and/or commercialization of any Collaboration Product by GenVec or its Affiliates or licensees (including without limitation product liability claims), or (iii) the failure of Collaboration Products manufactured by GenVec to meet the relevant specifications, except, in each case, to the extent caused by the negligence or willful misconduct of Fuso.

     10.2 Indemnification of GenVec.  Fuso shall indemnify GenVec and its
          -------------------------
Affiliates and their respective directors, officers, employees, agents and counsel and the successors and assigns of the foregoing (the "GenVec Indemnitees"), harmless from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a third party against a GenVec Indemnitee, arising from or occurring as a result of; (i) Fuso's conduct of the Research Program, or
(ii) the development, manufacture, marketing and/or commercialization of any Collaboration Product by Fuso or its Affiliates or Sublicensees (including without limitation, product liability claims), except, in each case, to the extent caused by the negligence or willful misconduct of GenVec.

     10.3 Procedure.  A party (the "Indemnitee") that intends to claim
          ---------
indemnification under this Article 10 shall promptly notify the other party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, Sublicensees or their directors, officers, employees, agents or counsel intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties. The indemnity agreement in this Article 10 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 10. At the Indemnitor's request, the Indemnitee under this Article 10, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

11.  TERM AND TERMINATION

     11.1 Term.  This Agreement shall be effective as of the Effective Date and,
          ----
unless otherwise terminated earlier pursuant to the other provisions of this
Article 11, shall continue in full force and effect on a Collaboration Product-by-Collaboration Product and country-by-country basis until the date Fuso and its Affiliates and Sublicensees has no remaining royalty obligations in such country. Following the expiration of royalty obligations in any country, Fuso shall have a non-exclusive, non-transferable, fully paid license under the GenVec Know-How solely to commercialize the Collaboration Product in the Field in such country.

     11.2 Termination for Cause.  Either party may terminate this Agreement in
          ---------------------
the event the other party has materially breached or defaulted in the performance of any of its obligations hereunder, and such default has continued for sixty (60) days after written notice thereof was provided to the breaching party by the nonbreaching party. Any termination shall become effective at the end of such sixty (60) day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty (60) day period.
Notwithstanding the above, in the case of a   failure to pay any amount due
hereunder the period for cure of any such default following notice thereof shall be ten (10) days and, unless payment is made within such period, the termination shall become effective at the end of such period.

     11.3 Termination for Insolvency.  If voluntary or involuntary proceedings
          --------------------------
by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

     11.4 Permissive Termination.  After the second anniversary of the Effective
          ----------------------
Date, Fuso may, at its sole discretion, terminate this Agreement at any time with ninety (90) days prior notice.

     11.5 Termination Relating to Sales of Competing Collaboration Products.
          -----------------------------------------------------------------
GenVec may, at its sole discretion, terminate this Agreement with ninety (90) days notice in the event of any breach by Fuso of Section 5.6.

     11.6 Effect of Breach or Termination.
          -------------------------------

          11.6.1  Accrued Obligations.  Termination of this Agreement for any
                  -------------------
reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

          11.6.2  Return of Materials.  Upon any termination of this Agreement,
                  -------------------
Fuso and GenVec shall promptly return to the other party all materials and Confidential Information (except as provided in 11.1 above) received from the other party (except one copy of which may be retained by legal counsel for archival purposes).

          11.6.3  Stock on Hand. In the event this Agreement is terminated for
                  -------------
any reason, Fuso and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of the stock of any Collaboration Products then on hand subject to Articles 3 and 4 and the other applicable terms of this Agreement.

          11.6.4  Licenses.
                  --------

                  (a) The licenses granted Fuso herein shall terminate in the event of a termination pursuant to Section 11.2 or 11.3, or any termination of the Research Program by Fuso prior to the second anniversary of the Effective Date. In the event of a termination of the Research Program by Fuso after the second anniversary of the Effective Date, the licenses granted Fuso shall remain in effect, subject to the terms and conditions herein, with respect to all Collaboration Products designated by the Steering Committee prior to the effective date of such termination.

                  (b) The licenses granted to GenVec in Section 2.3 shall terminate only in the event of a termination by Fuso pursuant to Section 11.2 or 11.3.

                  (c) If more than one Collaboration Product is being commercially developed or exploited by Fuso or its Affiliates and Sublicensees hereunder and GenVec terminates this Agreement pursuant to Section 11.2 due to a breach relating only to a single Collaboration Product, or pursuant to Section
11.5 due to a particular competing product, then GenVec shall be entitled to terminate this Agreement only with respect to the applicable Collaboration Product.

     11.7  Survival.  Sections 2.4, 2.5, 2.6, 5.2.3, 5.3, 5.4, 6.4, 7.1, 7.2.2,
           --------
7.3.2, 11.6 and 11.7 and Articles 4, 8, 9, 10, 12 and 13 shall survive the expiration or termination of this Agreement for any reason.

12.  DISPUTE RESOLUTION

     12.1 Mediation.  If a dispute arises out of or relates to this Agreement,
          ---------
or the breach thereof, and if said dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration.

     12.2 Arbitration.  Any dispute under this Agreement (except any dispute
          -----------
relating to the validity or enforceability of any patent) which is not settled by mutual consent shall be finally settled by binding arbitration. Such arbitration shall be conducted in accordance with the International Arbitration Rules of the Asia/Pacific Center by three (3) arbitrators appointed in accordance with said rules and held in San Francisco, California. At least one of the arbitrators shall be an independent expert in pharmaceutical product development (including clinical development and regulatory affairs). The arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration including administrative and arbitrators' fees, shall be shared equally by the parties and each party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion. Any arbitration subject to this Article shall be completed within one (1) year from the filing of notice of a request for such arbitration. No punitive damages may be granted by the arbitrators. The arbitration proceedings and the decision shall not be made public without the joint consent of the parties and each party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other party. The parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement.

13.  MISCELLANEOUS

     13.1 Governing Law.  This Agreement and any dispute arising from the
          -------------
performance or breach hereof shall be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws principles.

     13.2 Waiver.  Neither party may waive or release any of its rights or
          ------
interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

     13.3 Assignment.  This Agreement shall not be assignable by either party to
          ----------
any third party hereto without the written consent of the other party hereto; except either party may assign this Agreement, without such consent, to (i) an Affiliate of such party; or (ii) an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise and that agrees in writing to be strictly bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

     13.4 Notices.  Any notices, requests and other communications hereunder
          -------
shall be in writing and shall be personally delivered or sent by international express delivery service, registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

     FUSO:               Fuso Pharmaceutical Industries, Ltd
                         3-11, 2-Chome, Morinomiya, Joto-ku
                         Osaka 536, Japan
                         Attn: President

     With a copy to:     Director, Research and Development Center

     GENVEC:             GenVec, Inc.
                         12111 Parklawn Drive
                         Rockville, Maryland 20852
                         Attn: President

     With a copy to:     Vice President, Corporate Development

     13.5 Performance Warranty.  Fuso and GenVec hereby respectively warrant and
          --------------------
guarantee the performance of any and all rights and obligations of this Agreement by their Affiliate(s), Sublicensees, and sublicensees.

     13.6 Force Majeure.  Neither party shall be liable to the other for failure
          -------------
or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, hostilities between nations, governmental law, order or regulation, embargo, action by the government or any agency thereof, act of God, storm, fire, accident, labor dispute or strike, sabotage, explosion or other similar or different contingencies, in each case, beyond the reasonable control of the respective party. The party affected by Force Majeure shall provide the other party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six (6) months, the parties hereto shall consult with respect to an equitable solution including the possible termination of this Agreement.

     13.7 Independent Contractors.  Nothing contained in this Agreement is
          -----------------------
intended implicitly, or is to be construed, to constitute Fuso or GenVec as partners in the legal sense. No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind any other party to any contract, agreement or undertaking with any third party.

     13.8 Advice of Counsel.  GenVec and Fuso have each consulted counsel of
          -----------------
their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     13.9 Other Obligations.  Except as expressly provided in this Agreement or
          -----------------
as separately agreed upon in writing between GenVec and Fuso, each party shall bear its own costs incurred in connection with the implementation of the obligations under this Agreement.

     13.10 Independent Research.  Except as expressly provided for herein or in
           --------------------
the Collaboration Agreement, each party acknowledges and agrees that Fuso and GenVec shall have the right to engage in their own research and development activities outside the Research Program. Neither party shall, by virtue of this Agreement, have any right, title or interest in or to such independent activities or to the income or profits derived therefrom.

     13.11 Severability.  In the event that any provisions of this Agreement are
           ------------
determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement; provided, if the parties are unable to agree on such a substitute clause and the deletion of the provision held invalid or unenforceable would produce material adverse financial consequences for one party, such party shall have the right to terminate the Agreement with one hundred eighty (180) days notice.

     13.12 Patent Marking.  Fuso agrees to mark and have its Affiliates and
           --------------
Sublicensees mark all Collaboration Products they sell or distribute pursuant to this Agreement in accordance with the applicable statute or regulations in the country or countries of manufacture and sale thereof.

     13.13 Further Assurances. At any time or from time to time on and after the
           ------------------
date of this Agreement, either party shall at the request of the other party (i) deliver to the requesting party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of assignment, transfer or license, and (iii) take or cause to be taken all such actions, as the requesting party may reasonably deem necessary or desirable in order for the requesting party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

     13.14 Trademarks.  Fuso and its Affiliates shall have the right to market
           ----------
the Collaboration Product under their own labels and trademark(s). All Collaboration Product packages shall carry the notice "Licensed from GenVec, Inc." or a similar slogan, in a typeface and size agreed by the parties.

     13.15 Foreign Corrupt Practices Act.  In conformity with the United States
           -----------------------------
Foreign Corrupt Practices Act, Fuso and its employees and agents shall not directly or indirectly make any offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such official to use his influence to affect any such governmental act or decision in order to obtain, retain, or direct any such business.

     13.16 Export Laws.  Notwithstanding anything to the contrary contained
           -----------
herein, all obligations of GenVec and Fuso are subject to prior compliance with United States export regulations and such other United States and Japanese laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States or Japan. GenVec and Fuso, respectively, shall each use its best efforts to obtain such approvals from its own government. Each party shall cooperate with the other party and shall provide assistance to the other party as reasonably necessary to obtain any required approvals.

     13.17 Approvals.  Each party shall be responsible, at its expense, for
           ---------
obtaining any approvals from its own government which may be required under applicable law, and shall use its best efforts to obtain all necessary approvals as soon as possible after the execution of this Agreement.

     13.18 Entire Agreement.  This Agreement together with the attached Exhibit,
           ----------------
and the Collaboration Agreement and the Stock Purchase Agreement entered by the parties of even date herewith, constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between Fuso and GenVec with respect to such subject matter.

     13.19 Headings.  The captions to the several Sections and Articles hereof
           --------
are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     13.20 Counterparts.  This Agreement may be executed in two counterparts,
           ------------
each of which shall be deemed an original and which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.

FUSO PHARMACEUTICAL INDUSTRIES, LTD.     GENVEC, INC.


By: _________________________________    By: ________________________________

Name: _______________________________    Name: ______________________________

Title: ______________________________    Title: _____________________________

                                   Exhibit A

                         GenVec Japanese Patent Rights

*